EXHIBIT D

TO

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, is entered into as of May 3, 2005, by and between MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation (the “Company”), with headquarters located at 336 Bollay Drive, Santa Barbara, California 93117, and SCORPION CAPITAL PARTNERS, LP, ALBA LTD. and ALERT INVESTMENTS LIMITED (the “Purchasers”). Capitalized terms used herein are used as defined in Section 1 of this Agreement.

RECITALS

A. In connection with the Series B Preferred Stock Purchase Agreement dated as of May 3, 2005 between the Purchasers and the Company (the “Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of said Purchase Agreement, to issue and sell to the Purchasers, and the Purchasers have agreed to purchase from the Company, up to Eight Million Dollars ($8,000,000) of the Company’s Series B Preferred Stock ("Preferred Stock") and related Warrants.

B. To induce the Purchasers to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock issuable upon conversion of the Preferred Stock and issuable upon exercise of the Warrants (collectively, the “Registrable Shares”).

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

1.  Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)  “Common Stock” means the Company’s common stock, par value $0.01 per share.

(b)  “Holders” are stockholders of the Company who, by virtue of agreements with the Company, are entitled to include their securities in certain Registration Statements filed by the Company.

(c)  “Purchasers” means the Purchasers and any transferee or assignee of the Purchasers who agree to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

(d)  “Registrable Securities” means the Registrable Shares, together with any shares of Common Stock or other securities which may be issued as a dividend or other distribution or in exchange for Registrable Shares and any additional shares of Common Stock, which may be issued to Purchasers in accordance with antidilution rights available to the Purchasers.

(e)  “Registration Period” means the period between the date of this Agreement and the earliest of (i) the date on which all of the Registrable Securities (including all shares of Common Stock into which the Warrants are exercisable) have been sold in transactions where the transferee is not subject to securities law resale restrictions (or is subject to securities law resale restrictions solely because it is an “affiliate” of the Company under the Securities Act and the Rules promulgated thereunder), or (ii) the date on which the Registrable Securities (in the opinion of Purchasers' or the Company’s counsel) may be immediately sold without registration and free of restrictions on transfer.

(f)  “Registration Statement” means a registration statement of the Company filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act.

(g)  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder and pursuant to Rule 415 under the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

2.  Registration.

(a)  Required Registration. Pursuant to the terms of this Section 2(a), and upon the earlier of (i) sixty (60) days of a demand by Purchasers holding a majority of the issued and outstanding Preferred Stock, or (ii) thirty (30) days following approval of the Proposal, the Company shall prepare promptly and file a Registration Statement with the SEC, registering the Registrable Securities for resale. To the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), the Registration Statement shall include such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock and exercise of the Warrants (A) to prevent dilution resulting from stock splits, stock dividends or similar transactions, or (B) by reason of changes in the exercise price of the Warrants in accordance with the terms thereof. The Registration Statement (and each amendment or supplement thereto) shall be provided to, and subject to the reasonable approval of, the Purchasers and their counsel prior to its filing or other submission. The Company shall use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable following the filing thereof, but in any event no later than the ninetieth (90th) day following the filing of the Registration Statement. A registration shall not count as a required registration for purposes of this Section 2(a) until (x) the Registration Statement filed in connection with such required registration has become effective, and (ii) each of the Purchasers is able to register and offer for sale all of their Registrable Securities.

(b)  Payments by the Company. If any Registration Statement (or any amendment or supplement to any Registration Statement) required to be filed pursuant to Section 2(a) or 2(c) hereof has not been filed by the Company with the SEC prior to the earlier of (i) sixty (60) days of a demand by Purchasers holding a majority of the issued and outstanding Preferred Stock, or (ii) thirty (30) days following approval of the Proposal, in the case of the filing under Section 2(a) (the “Initial Filing Deadline”), or the sixtieth (60th) day following the applicable Registration Trigger Date (as defined in Section 2(c) below), in the case of a filing under Section 2(c) (a “Subsequent Filing Deadline”), or if the Company shall not have caused the Registration Statement to be declared effective by the SEC not later than the one hundred and twentieth (120th) day following the date hereof (the "Initial Effectiveness Deadline"), or after a Registration Statement is first declared effective by the SEC, it ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, for in any such cases ten Business Days (which need not be consecutive days) in the aggregate during any 12-month period (each such day being a "Non-Effective Day"), then the Company shall make payments to each Purchaser in such amounts and at such times as shall be determined pursuant to this Section 2(b) as partial relief for the damages to the Purchasers by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each Purchaser an amount equal to the product of (i) the aggregate purchase price of the Preferred Stock then outstanding and held by such Purchaser (including, for this purpose, the liquidated preference of any Preferred Stock that have been converted into shares of Common Stock then held by such Purchaser as if such Preferred Stock had not been so converted), multiplied by (ii) one hundredth (.01), for each 30 day period (or portion thereof) (A) after the Initial Filing Deadline and prior to the date the Registration Statement is filed with the SEC pursuant to Section 2(a), or (B) after any Subsequent Filing Deadline and prior to the date the respective Registration Statement (or amendment or supplement to any previous Registration Statement) is filed with the SEC pursuant to Section 2(c), or (C) if the Registration Statement is not declared effective by the Initial Effectiveness Deadline, until such effectiveness occurs, or (D) containing a Non-Effective Day; provided, however, that, for purpose of calculating the payment amount owed to any given Purchasers, there shall be excluded from each such period any delays which are solely attributable to changes required by such Purchaser in the Registration Statement with respect to information relating to such Purchaser, including, without limitation, changes to the plan of distribution (other than any corrections of Company mistakes with respect to information previously provided by such Purchaser). All such amounts required to be paid hereunder shall be paid in cash within five days after demand therefor by Purchasers.

(c)  Piggy-Back Registrations. To the extent permitted under the Company's existing registration rights agreements, if, at any time and from time to time prior to the expiration of the Registration Period (a “Registration Trigger Date”), the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Purchaser written notice of such filing, and if, within fifteen (15) days after the date of such notice, such Purchaser shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Purchaser requests to be registered. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Purchaser has requested inclusion hereunder as the underwriter shall permit; provided, however, that (i) the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such Registration Statement or are not contractually entitled to pro rata inclusion with the Registrable Securities, (ii) after giving effect to the immediately preceding proviso, any such exclusion of Registrable Securities shall be made pro rata among the Purchasers seeking to include Registrable Securities and the holders of other securities having the contractual right to inclusion of their securities in such Registration Statement by reason of required registration rights, in proportion to the number of Registrable Securities or other securities, as applicable, sought to be included by each such Purchaser or other holder, and (iii) no such reduction shall reduce the amount of Registrable Securities included in the registration below fifty (50%) of the total amount of securities included in such registration. No right to registration of Registrable Securities under this Section 2(c) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which a Purchaser is entitled to registration under this Section 2(c) is an underwritten offering, then each Purchaser whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. The Purchasers shall be entitled to unlimited piggyback registrations during the Registration Period.

3.  Additional Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall have the following additional obligations:

(a)  The Company shall keep the Registration Statement required by Section 2(a) hereof effective pursuant to Rule 415 under the Securities Act at all times during the Registration Period as defined in Section 1(e) above.

(b)  The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, shall comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the sellers thereof as set forth in the Registration Statement. In the event the number of shares of Common Stock included in a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities, the Company shall amend, if permissible, the Registration Statement and/or file a new Registration Statement so as to cover all of the Registrable Securities as soon as practicable, but in no event more than twenty (20) business days after the Company first determines (or reasonably should have determined) the need therefor. The Company shall use its commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

(c)  The Company shall furnish to each Purchaser whose Registrable Securities are included in the Registration Statement (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto; each preliminary prospectus and final prospectus and each amendment or supplement thereto; and, in the case of the Registration Statement required under Section 2(a) above, each letter written by or on behalf of the Company to the SEC and each item of correspondence from the SEC, in each case relating to such Registration Statement (other than any portion of any item thereof which contains information for which the Company has sought confidential treatment); and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Purchaser.

(d)  The Company shall use its commercially reasonable best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Purchasers reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions. Notwithstanding the foregoing provision, the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause more than nominal expense or burden to the Company, or (v) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

(e)  The Company shall notify each Purchaser who holds Registrable Securities being sold pursuant to a Registration Statement of the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Suspension Event”). The Company shall make such notification as promptly as practicable after the Company becomes aware of such Suspension Event, shall promptly, but in all events within five (5) business days, use its commercially reasonable best efforts to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and shall deliver a number of copies of such supplement or amendment to each Purchaser as such Purchaser may reasonably request. Notwithstanding the foregoing provision, the Company shall not be required to maintain the effectiveness of the Registration Statement or to amend or supplement the Registration Statement for a period (a “Delay Period”) expiring upon the later to occur of (i)  the date on which the Company is able to comply with its disclosure obligations and SEC requirements related thereto, or (iii) thirty (30) days after the occurrence of the Suspension Event.

(f)  The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, shall use its commercially reasonable best efforts to obtain the withdrawal of such order at the earliest possible time and to notify each Purchaser who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

(g)  The Company shall permit a single firm of counsel designated by the Purchasers who holds a majority in interest of the Registrable Securities being sold pursuant to such registration to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects.

(h)  At the request of any Purchaser who holds Registrable Securities being sold pursuant to such registration, the Company shall furnish on the date that Registrable Securities are delivered to an underwriter for sale in connection with the Registration Statement (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Purchasers; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and Purchasers.

(i)  The Company shall make available for inspection by any Purchaser whose Registrable Securities are being sold pursuant to such registration, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by any such Purchaser or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to a Purchaser) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or such release is reasonably necessary in connection with litigation or other legal process or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(j). Each Purchaser agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Purchasers' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(j)  The Company shall hold in confidence and shall not make any disclosure of information concerning the Purchasers provided to the Company pursuant hereto unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or such release is reasonably necessary in connection with litigation or other legal process or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Purchasers is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Purchasers and allow the Purchasers, at their expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k)  The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

(l)  The Company shall cooperate with the Purchasers who hold Registrable Securities being sold and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the case may be, and registered in such names as the managing underwriter or underwriters, if any, or the Purchasers may reasonably request; and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Purchasers whose Registrable Securities are included in such Registration Statement) instructions to the transfer agent to issue new stock certificates without a legend and an opinion of such counsel that the Registrable Shares have been registered.

(m)  The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Purchasers of the Registrable Securities pursuant to the Registration Statement.

(n)  At the request of any Purchaser, the Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement to conform to written information supplied to the Company by such Purchaser for such purpose.

(o)  In the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Purchasers of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

(p)  The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith.

4.  Obligations of the Purchasers. In connection with the registration of the Registrable Securities, the Purchasers shall have the following obligations:

(a)  The Purchasers agree to furnish to the Company such information regarding itself, the number of Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required by rules of the SEC to effect the registration of the Registrable Securities. The information so provided by any given Purchaser shall be included without material alteration in the Registration Statement and shall not be modified without such Purchaser’s written consent. At least twenty (20) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Purchasers of the information the Company requires from each Purchaser (the “Requested Information”) if such Purchaser elects to have any of such Purchaser’s Registrable Securities included in the Registration Statement.

(b)  The Purchasers, by the Purchasers' acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless any given Purchaser has notified the Company in writing of such Purchasers' election to exclude all of such Purchaser’s Registrable Securities from the Registration Statement.

(c)  The Purchasers agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), the Purchasers will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Purchaser’s’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Purchaser shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies, other than file copies, in such Purchaser’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

5.  Expenses of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel selected by the Purchasers pursuant to Section 3(e) hereof, shall be borne by the Company.

6.  Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)  To the extent permitted by law, the Company will indemnify and hold harmless each Purchaser who holds such Registrable Securities, the directors, if any, of such Purchaser, the officers, if any, of such Purchaser, each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act) for the Purchasers, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively “Claims”) to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Purchasers and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (A) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (B) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if a prospectus was timely made available by the Company pursuant to Section 3(c) hereof; and (C) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Section 9.

(b)  In connection with any Registration Statement in which a Purchaser is participating, each such Purchaser, severally and not jointly, agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in connection with such Registration Statement, and such Purchaser will promptly reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld; provided further, however, that the Purchasers shall be liable under this Section 6(b) for only that amount of a Claim as does not exceed the net proceeds to such Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

(c)  Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and this indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Purchasers; such legal counsel shall be selected by the Purchasers holding a majority in interest of the Registrable Securities. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable. The provisions of this Section 6 shall survive the termination of this Agreement.

7.  Contribution. If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Purchaser on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Purchaser in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser.

In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Purchasers or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Purchaser or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Purchaser, the net proceeds received by such Purchaser from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Purchaser or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act ) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.  Public Information. With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Purchasers to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a)  File with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

(b)  Furnish to the Purchasers so long as the Purchasers hold Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Purchasers to sell such securities pursuant to Rule 144 without registration.

9.  Assignment of Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Purchasers to transferees or assignees of all or any portion of such securities or Warrants exercisable into Registrable Securities only if (i) the Purchasers agree in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement, and (vi) such transferee shall be an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

10.  Amendment of Registration Rights. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Purchasers holding a majority of the Registrable Securities then outstanding. Any such amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Securities (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities. Each Purchaser acknowledges that by the operation of this paragraph, the holders of a majority of the Registrable Securities then outstanding will have the right and power to diminish or eliminate all rights of Purchasers under this Agreement.

11.  Miscellaneous.

(a)  Conflicting Instructions. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b)  Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (with return receipt requested) or delivered personally or by courier (including a nationally recognized overnight delivery service) or by facsimile transmission. Any notice so given shall be deemed effective upon receipt if delivered personally, by U.S. Mail or by courier or facsimile transmission, in each case addressed to a party at the following address or such other address as each such party furnishes to the other in accordance with this Section 12(b), and:

if to the Company:

Miravant Medical Technologies

336 Bollay Drive

Santa Barbara, CA 93117

Attention: John M. Philpott

Facsimile: (805) 685-1901

with copy to:

Sheppard Mullin Richter & Hampton, LLP

800 Anacapa Street

Santa Barbara, CA 93101

Attention: Joseph E. Nida, Esq.

Facsimile: (805) 568-1955

If to the Purchasers:
Scorpion Capital Partners, L.P.
245 Fifth Avenue, 25th Floor
New York, New York 10016
Attention: Kevin R. McCarthy
Facsimile: (212) 213-9607

Alba Ltd.
___________________________
___________________________
___________________________

Alert Investments Limited
___________________________
___________________________
___________________________

with a copy to:
Liner Yankelevitz Sunshine & Regenstreif LLP
1100 Glendon Ave., 14th Floor
Los Angeles, CA 90024-3503
Attention: David M. Tamman, Esq.
Facsimile: (310) 500-3501

(c)  Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California.

(e)  Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(f)  Entire Agreement. This Agreement and the Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

(g)  Successors and Assigns. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

(h)  Use of Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(i)  Headings. The headings and subheadings in the Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j)  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission, and facsimile signatures shall be binding on the parties hereto.

(k)  Further Acts. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)  Remedies. No provision of this Agreement providing for any remedy to the Purchasers shall limit any remedy which would otherwise be available to the Purchasers at law or in equity. Nothing in this Agreement shall limit any rights a Purchasers may have with any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.

(signature page immediately follows)

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first above written.

COMPANY:

MIRAVANT MEDICAL TECHNOLOGIES

By:
Name: John M. Philpott
Title: Chief Financial Officer

PURCHASERS:

SCORPION CAPITAL PARTNERS, LP

By:  SCORPION GP, LLC, its general partner

By:  ___________________________
Name: Nuno Brandolini
Title: Managing Partner

ALBA LTD.

By:_____________________________________
Name:
Title:

ALERT INVESTMENTS LIMITED

By:_____________________________________
Name:
Title: